UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. ^ )

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NEW PEOPLES BANKSHARES, INC.

(Name of registrant as specified in its charter)

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NEW PEOPLES BANKSHARES, INC.

67 Commerce Drive

Honaker, Virginia 24260

Dear Shareholder:

You are cordially invited to attend the 2010 Annual Meeting of Shareholders of New Peoples Bankshares, Inc. (the “Company”) to be held on Thursday, May 20, 2010 at 6:00 p.m. at the main office of New Peoples Bank, 53 Commerce Drive, Honaker, Virginia 24260. At the Annual Meeting, you will be asked to elect four directors for terms of three years each. Enclosed with this letter are a formal notice of the Annual Meeting, a Proxy Statement and a proxy.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. Please complete, sign, date and return the enclosed proxy promptly using the enclosed postage-paid envelope. The enclosed proxy, when returned properly executed, will be voted in the manner directed in the proxy.

We hope you will participate in the Annual Meeting, either in person or by proxy.

Sincerely,

/s/ Jonathan H. Mullins

Jonathan H. Mullins
President and Chief Executive Officer

Honaker, Virginia

April 20, 2010

NEW PEOPLES BANKSHARES, INC.

67 Commerce Drive

Honaker, Virginia 24260

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders (the “Annual Meeting”) of New Peoples Bankshares, Inc. (the “Company”) will be held on Thursday, May 20, 2010 at 6:00 p.m. at the main office of New Peoples Bank, 53 Commerce Drive, Honaker, Virginia 24260, for the following purposes:

1.	To elect four directors to serve for terms of three years each expiring at the 2013 annual meeting of shareholders; and

2.	Act upon such other matters as may properly come before the Annual Meeting.

Only holders of shares of Common Stock of record at the close of business on March 31, 2010, the record date fixed by our Board of Directors, are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors

/s/ Bill Ed Sample

Bill Ed Sample
Secretary

April 20, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 20, 2010.

The proxy statement and the fiscal 2010 annual report to stockholders on Form 10-K are available at

https://www.newpeoplesbank.com/2010annualmeeting.php.

NEW PEOPLES BANKSHARES, INC.

67 Commerce Drive

Honaker, Virginia 24260

PROXY STATEMENT

2010 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished to holders of the common stock, par value $2.00 per share (“Common Stock”), of New Peoples Bankshares, Inc., in connection with the solicitation of proxies by our Board of Directors to be used at the 2010 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 20, 2010 at 6:00 p.m. at the main office of New Peoples Bank, 53 Commerce Drive, Honaker, Virginia 24260, and any duly reconvened meeting after adjournment thereof.

Any shareholder who executes a proxy has the power to revoke it at any time by written notice to our Secretary, by executing a proxy dated as of a later date, or by voting in person at the Annual Meeting. It is expected that this Proxy Statement and the enclosed proxy card will be mailed on or about April 12, 2010 to all shareholders entitled to vote at the Annual Meeting.

The cost of soliciting proxies for the Annual Meeting will be borne by us. We do not intend to solicit proxies other than by use of the mails, but certain officers and our regular employees or our subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. We may also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of shares of Common Stock.

To reduce the expenses of delivering duplicate proxy materials to shareholders, we are relying upon SEC rules that permit us to deliver only one proxy statement and annual report to multiple shareholders who share an address unless we received contrary instructions from any shareholder at that address. All shareholders sharing such an address will continue to receive separate proxy cards based on their registered ownership of Common Stock. Any shareholder sharing such an address who does not receive an individual proxy statement and annual report may write or call New Peoples Bank Shareholder Services as specified below and we will promptly send the materials to the shareholder at no cost. For future meetings, a shareholder may request separate copies of our proxy statement and annual report, or request that we only send one set of these materials if the shareholder is receiving multiple copies, by contacting New Peoples Bank Shareholder Services, P.O. Box 1810, Honaker, Virginia 24260, or by telephoning NPB Shareholder Services locally at 276.873.7038, or toll-free at 866.NPB.GROW (866.672.4769), extension 7038.

On March 31, 2010, the record date for determining those shareholders entitled to notice of and to vote at the Annual Meeting, there were 10,009,037 shares of Common Stock issued and outstanding. Each outstanding share of Common Stock is entitled to one vote on all matters to be acted upon at the Annual Meeting. A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.

A shareholder may abstain or (only with respect to the election of directors) withhold his or her vote (collectively, “Abstentions”) with respect to each item submitted for shareholder approval. Abstentions will be counted for purposes of determining the existence of a quorum. Abstentions will not be counted as voting in favor of the relevant item, and generally will have no effect on whether or not the item is approved.

A broker who holds shares in “street name” has the authority to vote on certain items when it has not received instructions from the beneficial owner. Except for certain items for which brokers are prohibited from exercising their discretion, a broker is entitled to vote on matters presented to shareholders without instructions from the beneficial owner. Brokers are no longer permitted to vote for the election of directors without specific instruction from the beneficial owner of the shares in street name. “Broker shares” that are voted on at least one matter will be counted for purposes of determining the existence of a quorum for the transaction of business at the Annual Meeting. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a “broker nonvote.” Under the circumstances where the broker is not permitted to, or does not, exercise its discretion, assuming proper disclosure to us of such inability to vote, broker nonvotes will not be counted as voting in favor of or against the particular matter, and therefore will have no effect on whether or not an item is approved. “Broker shares” that are not voted on any matter at the Annual Meeting will not be counted for purposes of determining the existence of a quorum.

The Board of Directors is not aware of any matters other than those described in this Proxy Statement that may be presented for action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting, the persons named in the enclosed proxy possess discretionary authority to vote in accordance with their best judgment with respect to such other matters.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board of Directors consists of 10 current members, four of whom are nominated for election as directors at the Annual Meeting to serve for terms of three years each expiring on the date of the annual meeting of shareholders in 2013. Six other directors are serving terms that end in either 2011 or 2012, as indicated below.

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors. If the proxy is executed in such manner as not to withhold authority for the election of any or all of the nominees for directors, then the persons named in the proxy will vote the shares represented by the proxy for the election of the four nominees named below. If the proxy indicates that the shareholder wishes to withhold a vote from one or more nominees for director, such instructions will be followed by the persons named in the proxy.

Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve. If, at the time of the Annual Meeting, any nominee is unable or unwilling to serve as a director, votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors. There are no current arrangements between any nominee and any other person pursuant to which a nominee was selected. No family relationships exist among any of the directors or between any of the directors and executive officers of the Company.

The following biographical information discloses each nominee’s age and business experience for the past five years, unless otherwise noted, and the year that each individual was first elected to our Board of Directors or earlier to the Board of Directors of New Peoples Bank, Inc. (the “Bank”), the predecessor to and now a wholly owned subsidiary of the Company.

Nominees for Election for Terms Expiring in 2013

Tim W. Ball, 50, is President, Owner and Operator of Ball Coal Company since 1985 to present, owner of Tim Ball Trucking Company from 1985 to present, and President of Tim Ball Farming Corporation from 1987 to present. Mr. Ball is a 1982 graduate from Emory and Henry College. He is active in various community serves. He has been a director since 1999. Mr. Ball’s experience in the coal industry, farming and community involvement serve well for the Board of Directors because many of the Company’s customers are involved in the coal industry or farm-related businesses.

Michael G. McGlothlin, 58, is President of the Appalachian College of Pharmacy from July 2008 to present, owner of Michael G. McGlothlin, Attorney-at-Law in Grundy, Virginia from 2002 to present, President of The Inn on Garden Creek, Ltd. from 2006 to the present, and Secretary of MGM Methane Corporation from 2009 to present. Mr. McGlothlin also serves as the county attorney for Buchanan County, Virginia from 1984 to 1989 and 1992 to the present. He is active as a member of the Board of Trustees of the Appalachian School of Law from 2002 to present and its Treasurer from 2005 to present; a member of the College Board of the University of Virginia’s College at Wise, formerly Clinch Valley Advisory Board from 1985 to present; and a member of the Board of Directors and secretary of the McGlothlin Foundation from 1998 to present. His former experience includes that he was a Commonwealth of Virginia attorney in Buchanan County, Virginia from 1980 to 1983, partner of McGlothlin and Wife Attorneys-at-Law from 1994 to 2002, Chairman of the Board of Trustees of the University of Appalachia from 2006 to 2007 and a partner of McGlothlin, McGlothlin and McGlothlin from 1977 to 1979. Mr. McGlothlin received his bachelor degree from the University of Virginia in 1973 and his jurisdoctorate from Marshall Wythe School of Law of the College of William and Mary in 1976. Mr. McGlothlin is very active in several community projects and other civic organizations. He has been a director of the Company and the Bank since 1998, Vice Chairman of the Board and sits on the Executive and Offering Committees of the Board. Mr. McGlothlin’s experience as an attorney, administrator, and organizational and community leader provide the Board with a broad range of professional experience and his community involvement assists the Board in understanding the communities it serves and developing relationships within those communities.

Bill Ed Sample, 76, is a retired school administrator and currently self-employed as a farmer in Honaker, Virginia. Mr. Sample is a retired educator and administrator in the Russell County Public School system from 1955 to 1991. He has also served as an elected member of the Board of Education of Russell County, VA from 2000 to 2007 in which he served as Chairman for two years. Mr. Sample also has served on the Russell County Social Services Board for eight years concluding in 2005 and the Russell County Public Service Aurthority from 2002 to present. Mr. Sample received his education from Virginia Tech with a bachelor’s degree in business administration in 1955 and a masters in education in 1966. Mr. Sample has been a director since 1998 and was instrumental in the Bank’s formation. He has served as New Peoples Bankshares, Inc. and New Peoples Bank, Inc. Chairman of the Board of Directors. He currently serves as the corporate secretary of New Peoples Bankshares, Inc. and its subsidiaries. Mr. Sample has been a life-long cattle and tobacco farmer. In addition, Mr. Sample has been a member of the Honaker Lion’s Club since 1958 serving in several offices including president. Mr. Sample’s involvement with the Company since its formation provides the Board with continuity and the benefit of his tenure on the Board and his agricultural background assists the Board in understanding the nature and needs of the Company’s large farming centered markets.

B. Scott White, 64, is self-employed as a cattle rancher in Castlewood, Virginia, a private investor, and formerly President and CEO of a multi-state rock quarry, White Stone Company and White’s Pelleting Company, from 1970 until the company was sold in 1997. Mr. White has also served as General Manager of Sky Blue Tower Company, LLC, a cell phone tower company in southwest Virginia from 2004 to 2008. He is Chairman of the Board, a member of the Executive Committee, the Audit Committee, the Nominating Committee and the Offering Committee of the Company. He has been a director since 1998. Mr. White’s experience as a small business owner and rancher provides experience to the Board relevant to its small business customer base.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE NOMINEES SET FORTH ABOVE.

Incumbent Directors Whose Terms Expire in 2011

John Cox, 53, is the owner of Cox Tractor Company located in Kingsport, Tennessee, a farm equipment business that he has owned and operated since 1978. Mr. Cox is also a local farmer and entrepreneur. He graduated with high honors from the University of Tennessee in 1978, where he obtained a Bachelor of Science Degree in Business Administration. Mr. Cox has served as a director since 1998. He is also the Chairman of the Personnel Committee, a member of the Audit Committee and Offering Committee. Mr. Cox’s tenure on the Board and his experience in agriculture and agriculturally related small business support the Company’s significant customer base in these markets.

Charles H. Gent, Jr., 50, is self-employed in the logging and farming industry in Honaker, Virginia. He is president of C & R Gent Logging from 1992 to present. Mr. Gent is also involved in farming and various real estate ventures with his family. He was vice president and owner of Genwal Coal Company in Utah from the years 1981 to 1989. He is actively involved in several community activities. He has been a director since 1998 and serves on the Audit Committee. Mr. Gent’s experience in logging and mining, as well as real estate provide experience to the Board relevant to understanding these businesses in the Company’s rural markets.

A. Frank Kilgore, 57, is an attorney with Frank Kilgore, P.C. in St. Paul, Virginia and serves as General Counsel to the Company and the Bank. He has been a director since 1998. Mr. Kilgore is the founding Chairman of the Board of Directors of New Peoples Bank, Inc. and serves on the Personnel Committee. Mr. Kilgore has served the community as an attorney since 1982. He graduated from Clinch Valley College of the University of Virginia in 1977 with a degree in Appalachian Studies. Throughout his career, Mr. Kilgore has received multiple prestigious awards for civic accomplishments as well as his environmental activism. Frank Kilgore has also authored and edited multiple books, which focus primarily on the region of Southwestern Virginia. He is currently the Chair and Founder of the Appalachian College of Pharmacy, Oakwood, Va. . Mr, Kilgore brings his legal experience, entrepreneurial activities, and leadership in the Appalachia region to the Board of Directors.

Incumbent Directors Whose Terms Expire in 2012

Joe M. Carter, 72, is a retired general manager of Daugherty Chevrolet in Gate City, Virginia which he served 43 years in this role from 1965 to April 2008. Mr. Carter is a 1958 graduate of the Whitney Business School formerly located in Kingsport, Tennessee. He served as an advisory Board member of the former Peoples Bank, Inc. and its successors, Premier Bank – Central, NA and First Virginia Bank Southwest until his resignation in 1998. Mr. Carter is a Trustee of Thomas Village Baptist Church for the past 25 years and its Treasurer for the past twelve years. He also has served on the Scott County Economic Development Board of Directors from 1998 to 2000. He has been a director since 1998 and served on the Audit Committee from 1998 until 2004. He currently serves on the ALCO Committee of the Bank. Mr. Carter’s experience in the automotive industry and consumer finance assists the Board of Directors in understanding these businesses which are important in the Company’s markets.

Harold Lynn Keene, 55, is President of Keene Carpet, Inc. since 1976 to present and Harold Keene Coal Co., Inc. since 1984 to present headquartered in Honaker, Virginia. Mr. Keene received his bachelor of science degree in accounting from East Tennessee State University in 1976. He formerly served as a bank director for Peoples Bank, Inc. from 1987 and its successor bank Premier Bank-Central, NA until 1997 in which he was an Audit Committee member during his entire tenure and Chairman of the Board for two years. He served as an advisory board member with First Virginia Bank Southwest from 1997 to 1998. He has been a director of New Peoples and its Audit Committee Chairman since 1998. Mr. Keene also serves on the Executive committee, the Offering Committee, the Nominating Committee, and has been Chairman of the Board for two years. Mr. Keene’s experience in banking, in particular, but also in the coal industry, provide an important resource to the Board of Directors in dealing with bank and finance related matters and the coal industry, an important market for the Company.

Fred W. Meade, 76, is President and Owner of Big M Stores, Inc., a retail department store and flooring business since 1973 and is also involved in real estate development and rental properties since 1980. He served as a Board member of Southwest Bank of Virginia from 1971 until it sold in 1980. He subsequently served as an advisory board member for the former Bank of Virginia and Signet Bank from 1980 until 1997. Mr. Meade is a member of the Russell County Economic Development board for the past twenty years. In addition, he has served as a member of the Board of Directors of the Russell County Chamber of Commerce. He is a life-long resident of Russell County. Mr. Meade serves as a deacon of the First Baptist Church of St. Paul, Virginia. He has been a director since 1998 and has served as Chairman of the Board of Directors for the Company and the Bank for two years. He currently is a member of the Executive Committee and the Personnel Committee. Mr. Meade’s experience in the retail business, real estate, economic development, and bank board experience are very important to the Board of Directors.

Executive Officers Who Are Not Directors

The following biographical information discloses the age and business experience in the past five years for each of our executive officers.

Jonathan H. Mullins, 53, has served as the Company’s and the Bank’s President and Chief Executive Officer since May 19, 2009. He had previously served as the Bank’s Senior Vice President, Chief Lending Officer and Regional Manager from July 2004 until May 2009. Prior to this, Mr. Mullins served as the Bank’s Vice President and Branch Manager starting in 1999.

Frank Sexton, Jr., 60, has served as Executive Vice President and Chief Operating Officer of both the Company and the Bank since December 2003. He had previously served as the Company’s Executive Vice President, Chief Financial Officer and Secretary since 2001 and the Bank’s Executive Vice President and Cashier since 1998.

C. Todd Asbury, 39, has served as Executive Vice President, Chief Financial Officer, and Treasurer of both the Company and the Bank since May 2009. He served as Senior Vice President, Chief Financial Officer, and Treasurer starting in December 2003.

Sharon V. Borich, 55, has served as Senior Vice President and Chief Credit Officer of the Bank since February 2010. Ms. Borich served as Vice President and Senior Loan Officer for the Bank from November 2009 to February 2010. Prior to this role, Ms. Borich joined the Bank as Vice President and Branch Manager of the Bluefield, Virginia office in March 2005.

Security Ownership of Management

The following table sets forth, as of March 31, 2010, certain information with respect to beneficial ownership of shares of Common Stock by each of the members of the Board of Directors, by each of the executive officers named in the “Summary Compensation Table” below and by all directors and executive officers as a group. Beneficial ownership includes shares, if any, held in the name of the individual’s spouse, minor children or other relatives of the individual living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in himself at once or at some future time.

Name of Beneficial Owner	Common Stock Beneficially Owned (1)		Exercisable Options Beneficially Owned)(2)	Total Shares Beneficially Owned	Percent of Class (3)
C. Todd Asbury	—		21,450	21,450	*
Tim W. Ball	3,432		16,640	20,072	*
Sharon V. Borich	—		4,290	4,290	*
Joe M. Carter	23,660	(4)	16,640	40,300	*
John D. Cox	53,072	(5)	13,780	66,852	*
Charles H. Gent, Jr.	27,170	(6)	10,920	38,090	*
Kenneth D. Hart (12)	80,080		65,065	145,145	1.41%
Harold Lynn Keene**	44,550		8,060	52,390	*
A. Frank Kilgore	96,720	(7)	10,920	107,640	1.05%
Michael G. McGlothlin**	119,167		16,640	135,807	1.33%
Fred W. Meade**	38,896	(8)	16,640	55,536	*
Jonathan H. Mullins	31		25,740	25,771	*
Bill Ed Sample**	29,744	(9)	16,640	46,384	*
Frank Sexton, Jr.	32,461	(1 0 )	48,262	80,723	*
B. Scott White**	381,929	(1 1 )	8,060	389,989	3.81%
All Directors and Executive Officers as a group (15 persons)	930,912		299,747	1,230,659	11.94%

*	Percentage of ownership is less than one percent of the outstanding shares of Common Stock.
**	Members of the Executive Committee.
(1)	Except as otherwise indicated, each director, director nominee or executive officer has sole voting power and investment power with respect to the shares shown.
(2)	Includes options that will become exercisable within 60 days on March 31, 2010.
(3)	Based on 10,009,037 shares of Common Stock issued and outstanding on March 31, 2010
(4)	Includes 6,901 shares held by Mr. Carter’s wife.
(5)	Includes 12,584 shares held by Mr. Cox’s wife and 31,336 shares held by Cox Ford Tractor, Inc. of which Mr. Cox is Owner.
(6)	Includes 2,860 shares held by Mr. Gent’s wife and 2,860 shares Mr. Gent holds as custodian for his child.
(7)	Includes 5,200 shares Mr. Kilgore holds as trustee for his grandchildren.
(8)	Includes 36,036 shares Mr. Meade holds jointly with his wife.
(9)	Includes 572 shares Mr. Sample’s wife holds.
(10)	Includes 440 shares Mr. Sexton holds jointly with his child.
(11)	Includes 57,200 shares held by Mr. White’s wife and 2,717 shares Mr. White holds as trustee for his child.
(12)	Mr. Hart was a named executive officer until May 18, 2009.

Security Ownership of Certain Beneficial Owners

As of March 31, 2010, the following persons are known to us that beneficially own five percent or more of the Company’s stock. Other than as disclosed below, the Company is not aware of any person or group, as those terms are defined in the Securities Exchange Act of 1934, who beneficially owned more than 5% of the outstanding Common Stock as of March 31, 2010.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Richard G. Preservati and N. Karen Preservati Post Office Box 1003, Princeton, West Virginia 24740	550,000	5.50%

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and certain of our officers to file reports with the Securities and Exchange Commission (“SEC”) indicating their holdings of, or transactions in, our equity securities. Based on a review of these reports and written representations furnished to us, we believe that our directors and officers complied with all Section 16(a) filing requirements with respect to 2009.

Director Compensation

The following table sets forth, as of December 31, 2009, certain information with respect to director compensation for each of the members of the Board of Directors. The directors did not receive any other compensation during 2009 for their services as directors on the Board.

Director Compensation for 2009

Name	Fees Earned or Paid in Cash (1) ($)	Total ($)
Tim W. Ball	9,000	9,000
Joe M. Carter	9,400	9,400
John D. Cox	9,800	9,800
Charles H. Gent, Jr.	9,200	9,200
Harold Lynn Keene, Jr.	10,100	10,100
A. Frank Kilgore	9,100	9,100
John D. Maxfield (3)	9,900	9,900
Michael G. McGlothlin	8,800	8,800
Fred W. Meade	9,000	9,000
Bill Ed Sample	10,000	10,000
Stephen H. Starnes (4)	9,600	9,600
William C. Wampler, Jr. (2)	9,000	9,000
B. Scott White	10,100	10,100

(1)	Each of the directors holds stock options covering shares of our common stock. Such amounts are all reflected in the Beneficial Ownership Table.
(2)	Former Director William Wampler, Jr. resigned from the Board of Directors on December 20, 2009 to fulfill his duties as a State Senator in Virginia.
(3)	Former Director John D. Maxfield resigned from the Board of Directors on March 3, 2010 due to medical reasons regarding hearing impairment.
(4)	Former Director Stephen H. Starnes resigned from the Board of Directors on March 8, 2010 for business purposes.

In 2009, each director was paid $700 per month for service on the Board of Directors and a maximum of $100 per committee meeting for each committee of which a director is a member. For 2010, each existing director will be paid the same fees.

CORPORATE GOVERNANCE

General

Our business and affairs are managed under the direction of the Board of Directors in accordance with the Virginia Stock Corporation Act and our Articles of Incorporation and Bylaws. Members of the Board are kept informed of our business through discussions with our executive officers and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

The Board of Directors has determined that all of its ten members are independent as defined by the listing standards of the NASDAQ Stock Market (“NASDAQ”). In reaching this conclusion, the Board of Directors considered that the Company and its subsidiary banks conduct business with companies of which certain members of the Board of Directors or members of their immediate families are or were directors or officers. In making that determination, the Board of Directors considered that Director Kilgore provides legal counsel to the Company and subsidiaries and Director Meade’s company provided supplies for branch locations.

Code of Ethics

The Board of Directors has adopted a Code of Ethics for our directors, executive officers, and senior officers who have financial responsibilities. The Code of Ethics is designed to promote, among other things, honest and ethical conduct, proper disclosure of financial information in our periodic reports, and compliance with applicable laws, rules and regulations by our senior officers who have financial responsibilities. A copy of the Code of Ethics is attached as Appendix B to this proxy statement.

Whistleblower Procedures

The Audit Committee and the Board of Directors have approved procedures for the receipt, retention and treatment of reports or complaints to the Audit Committee regarding accounting, internal accounting controls, auditing matters and legal or regulatory matters. There are also procedures for the submission by Company or Bank employees of confidential, anonymous reports to the Audit Committee of concerns regarding questionable accounting or auditing matters.

Communications with Directors

Any director may be contacted by writing to him c/o Post Office Box 1810, Honaker, Virginia 24260. Communications to the directors as a group may be sent to the same address, c/o the Secretary of the Company. We promptly forward, without screening, all such correspondence to the indicated directors.

Board Leadership

The Company’s and the Bank’s Board of Directors are composed of non-management members; therefore, the Chief Executive Officer and the Chairman of the Board cannot serve in the same capacity. The Board believes that the principal role of the President and Chief Executive Officer is to manage the business of the company in a safe, sound, and profitable manner. The role of the Board, including its Chairman, is to provide independent oversight of the President and Chief Executive Officer, to oversee the business and affairs of the organization for the benefit of its shareholders, and to balance the interests of the Company’s constituencies including shareholders, customers, employees, and communities.

The Company’s leadership structure consists of varying levels of authority, responsibility and risk exposure that increase through each incremental level of management hierarchy. The senior management team reports directly to the CEO and meets collectively on a weekly basis, and dialogs daily regarding the Bank’s activities. The senior management team manages every aspect of the Bank’s activities and acts as a primary communications medium across all functional areas of the organization. This structure enables information and management guidance to flow easily up, down and horizontally.

Board’s Role in Risk Oversight

The Board is intimately engaged in overseeing the risk management of the Company, including credit risk, liquidity risk, interest rate risk and operational risk. This is accomplished through a strong committee system consisting of the Asset Liability (“ALCO”) Committee, the Director’s Loan Committee, the Personnel Committee and the Audit Committee, each of which meets with scheduled frequency with its senior staff counterparts. In addition, the leadership structure of the Board of Directors (independent chair) supports the Board’s independent risk oversight role. Each of these committees is composed of directors who are familiar with their areas of responsibility. Senior management is responsible for day-to-day risk management in each functional area and report at each full Board meeting on the risk-related matters within their area of responsibility. In addition, the Board receives and reviews minutes from each committee and additional commentary from each respective committee chair is provided as deemed appropriate. Data reviewed are both historical and forward-looking to enable the Board to look at both recent outcomes and to the likelihood of various future outcomes. The entire senior management team attends all Board meetings and remains for the duration of the meeting except when the Board goes into Executive Session.

Board Committees

The Boards of the Company and the Bank are identical in membership. The Boards have standing nominating, audit and compensation committees (or committees performing similar functions) as listed below. The Board of Directors has adopted a charter for its Audit Committee to define the duties and responsibilities of those committees. The Audit Committee Charter is attached as Appendix A to this Proxy Statement. The Board may, from time to time, establish committees for specific, designated purposes.

Board and Committee Meeting Attendance

There were 13 meetings of the Board of Directors in 2009. Each of our directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of committees on which the director served.

We encourage members of the Board of Directors to attend the annual meeting of shareholders. All of the directors attended the 2009 annual meeting of shareholders.

Executive Committee - The Company and the Bank also have an Executive Committee which is chaired by the Board Chair. Its members include Messrs. White (Chairman), McGlothlin, Meade, Sample and Keene. The members are elected annually by the full Board, as are the members of every standing Committee. The Executive Committee, when necessary, is empowered to act on behalf of the full Board between scheduled Board meetings.

Nominating Committee - The Nominating Committee was created in May 2006 to propose prospective members for nomination to the Board of Directors. All decisions by the Nominating Committee relating to the nominations of prospective Board members are reported to the full Board of Directors. The members of the Nominating Committee include Messrs. Keene and White. All of the members of the Committee are independent. The Committee did not meet in 2009.

Prior to May 2006, the Board as a whole acted as a nominating committee. The Board created the Nominating Committee due to the increased time and resources to perform the function of selecting board nominees and is comprised entirely of independent directors (as that term is defined in the NASDAQ Stock Market Listing Rules). The Nominating Committee acts in accordance with our Articles of Incorporation and Bylaws but does not have a charter.

Shareholders entitled to vote for the election of directors may submit candidates for consideration by the Nominating Committee if the Committee receives timely written notice, in proper form, for each such recommended director candidate. If the notice is not timely and in proper form, the nominee will not be considered by the Nominating Committee. To be timely for the 2011 Annual Meeting, the notice must be received before the Nominating Committee completes its selection of director nominees for the annual meeting. Any candidates recommended by a shareholder will be reviewed and considered in the same manner as all other director candidates considered by the Board.

In accordance with our Bylaws, any shareholder entitled to vote in the election of directors may directly nominate one or more persons for election as director(s) at an annual meeting if the nomination is made in writing. Any such shareholder nominations must be received by our Secretary within the timeframe set forth in “Proposals for 2011 Annual Meeting of Shareholders” below. To be in proper form, the notice must include (a) the name and address of the shareholder who intends to make the nomination of the person(s) and of the person(s) to be nominated; (b) a representation that the shareholder is the owner of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee for director and any other person(s) (naming such person(s)) pursuant to which the nomination(s) are to be made by the shareholder; (d) such other information regarding such nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors, including, but not limited to, the amount and nature of his beneficial ownership of our securities and his principal occupation for the past five years; and (e) the written consent of each nominee to serve as a director if so elected.

The Nominating Committee considers, at a minimum, the following factors in recommending to the Board potential new directors, including candidates submitted by shareholders, or the continued service of existing directors:

•	the ability of the prospective nominee to represent the interests of our shareholders;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•

the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards; and

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board of Directors.

The Board’s emphases and priorities in evaluating Board candidates and the relative weight it gives to any given characteristic will vary from time to time based on the particular needs of the Board and us at the time and based on the expertise of the incumbent members of the Board of Directors. Diversity was not considered as a factor in selecting the current directors for nomination for an additional term.

Personnel Committee - The Personnel Committee acts as the Compensation Committee of the Company and the Bank and reviews management’s performance and compensation, and reviews and sets guidelines for compensation of all employees. All decisions by the Personnel Committee relating to the compensation of our executive officers are reported to the full Board of Directors. The Personnel Committee does not have a charter. The Committee did not engage a compensation consultant for fiscal year 2009.

The members of the Personnel Committee are Messrs. Cox (Chairman), Gent, Kilgore, and Meade, all of whom the Board in its business judgment has determined are independent as defined by the NASDAQ Stock Market Listing Rules. The Personnel Committee held two meetings in 2009. For additional information regarding the Personnel Committee, see “Executive Compensation and Related Party Transactions” below.

Audit Committee - The Audit Committee assists the Board of Directors in fulfilling the Board’s oversight responsibility to the shareholders relating to the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications, independence and performance of our independent public accountants and the performance of the internal audit function. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the our independent public accountants engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for us. The Board of Directors and the Audit Committee have adopted a written charter for the Audit Committee.

The members of the Audit Committee are Messrs. Cox, Gent, Keene (Chairman) and White. The Board in its business judgment has determined that all of the members of the Audit Committee are independent as defined by NASDAQ Stock Market Listing Rules and applicable SEC regulations. The Board of Directors also has determined that all of the members of the Audit Committee have sufficient knowledge in financial and auditing matters to serve on the Audit Committee and that Mr. Keene qualifies as an audit committee financial expert as defined by SEC regulations.

The Audit Committee held four meetings in 2009. For additional information regarding the Audit Committee, see “Audit Information – Audit Committee Report” below.

EXECUTIVE COMPENSATION AND RELATED PARTY TRANSACTIONS

Personnel Committee Report

The Personnel Committee of the Board of Directors has furnished the following report on executive compensation.

The Personnel Committee has reviewed and discussed the Compensation Discussion and Analysis with the management of the Company. Based on that review and discussion, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Personnel Committee

John D. Cox (Chairman)

Charles H. Gent, Jr.

A. Frank Kilgore

Fred W. Meade

Compensation Discussion & Analysis

The Personnel Committee of the Board of Directors reviews and establishes the salary and other compensation of our Senior Management, including the named executive officers. The Committee consists entirely of independent directors who are not our officers or employees. Currently, the individuals serving as Chief Executive Officer and as executive officers also serve in the same capacities, respectively, for the Bank. These executive officers are presently compensated for services rendered by them to the Bank, but not for services rendered by them to the Company. The Committee also makes recommendations to the Board of Directors with respect to the executive officers’ bonuses and long-term incentive awards under our stock option plan.

The objectives of the Bank’s executive compensation programs are to fairly reward and retain effective and experienced management. The compensation programs are designed to reward effectiveness, experience and ability. The Committee establishes current compensation based primarily on review of competitive salary practices by similarly sized bank organizations in Virginia as listed in the Virginia Bankers’ Association Salary Survey, giving appropriate consideration to regional cost of living differences and strategies. This survey is used as a guide to determine the base salary and bonus of executive officers. The elements of compensation are as follows: base salary, bonuses, stock options, deferred compensation, insurance benefits and 401(K) matching contributions. As of December 31, 2009, there were also salary continuation agreements with the former Chief Executive Officer and the Chief Operating Officer which had been designed as a long-term incentive to retain their services as employees. The salary continuation agreement with the former CEO has been terminated and forefeited. The salary continuation agreement with the current Chief Operating Officer remains in effect. Both are discussed below. We pay each element of compensation to maximize the continuity of management and investment return. The Committee determines the amount of each element of compensation based on the following factors: regional and statewide comparisons, individual efforts, success and our overall performance. The Committee’s decisions regarding each element relate to our overall compensation objectives and affect decisions regarding other elements.

The Committee has developed and implemented compensation policies and plans that seek to enhance our profitability and maximize shareholder value by aligning the financial interests of our senior officers with those of our shareholders. The policies are designed to provide competitive levels of compensation to attract and retain high quality corporate officers and key employees with outstanding abilities and to motivate them to perform to the full extent of their abilities. The compensation program is designed to provide levels of compensation that reflect both the individual’s and the organization’s performance in achieving the organization’s goals and objectives and in helping to build value for our shareholders. The components of the compensation of our executive officers and the Bank include salaries and bonuses paid by the Bank and long-term incentives through stock options granted by us. Although no stock options were awarded to the named executive officers in 2009, each executive has outstanding unexercised options that the Committee believes help align the executives’ interests directly to the shareholders’ interests. Salaries are designed to provide basic remuneration for services, to be competitive in our market and to assist in retention. In addition, annual bonus decisions take into account the achievement of corporate strategic goals, such as profitability, rates of return, asset growth and asset quality are achieved during the periods evaluated for bonus consideration, further aligning the interests of executive officers and shareholders

We align performance and compensation based upon strategic goals that are incorporated in our budget and approved by the Board of Directors. Risks are monitored by the Board of Directors by review of the budget versus actual performance, internal policy limits for various key performance ratios, asset quality ratios, interest rate sensitivity shocks, liquidity management, and capital levels. All of these components together with continuation of employment are considered to determine appropriate risks taken by management and the employees. It is at the discretion of the Board of Directors to pay cash bonuses or any other incentives if goals are met or exceeded. In 2009, the Board did not pay bonuses to any employee.

Base Salary and Bonus

Our performance, in general, is considered in determining the amount of annual salary increases. The Committee sets base salaries at levels competitive with amounts paid to senior executives with comparable qualifications, experience and responsibilities after comparing salary ranges of similarly sized banks. The Virginia Bankers Association Salary Survey was used for comparison of salaries paid for similar positions and responsibilities. The Committee also takes into consideration our growth and performance, including but not limited to, branch expansion, asset quality, asset growth, and earnings.

The Committee approves the named executive officers’ annual salary based on the above criteria and its assessment of their past performance and expected future contributions. In addition to the internal measures above, the Board of Directors also reviews our financial performance in relation to peer group averages in the Virginia Bankers’ Association Salary Survey. A subjective approach is used in its evaluation of these factors, and therefore the Committee does not rely on a formula or weights of specific factors.

For bonuses, at the beginning of the year the Committee recommends a target bonus pool for senior management to the Board of Directors for approval. To set the bonus pool the Committee considers peer group bonuses, relying on the Virginia Bankers Association Salary Survey, base salaries and overall Company performance. For 2009 the senior management target bonus pool was set at $170,000. At the end of the year the Committee revisits the target bonus pool considering actual overall Company performance for the year, while also taking into account the current economic atmosphere and other factors that the Committee deems relevant. As a result the senior management bonus pool the Committee recommends to the Board of Directors at the end of the year may be larger or smaller than the target bonus pool set at the beginning of the year. The Committee then prepares individual bonus recommendations for each member of senior management, including the named executive officers. Generally, the bonus recommendations are set as a proportional percentage of the final bonus pool based on relative base salary. However, individual bonus recommendations may be adjusted up or down based on the Committee’s evaluation of the individual’s performance over the year. The Board of Directors then considers the Committee’s recommendations and sets the actual bonus pool and individual bonuses. In light of the net loss for the year 2009, the bonus was not paid.

The Chief Executive Officer does not set his own salary or bonus or the salaries or bonuses of the other named executive officers. The CEO is involved in the other named executive officers’ compensation, and provides input to the Committee regarding his own. However, recommendations are made by the Committee and the final decision resides with the Board of Directors.

Stock Options

The stock option plan is intended to provide a means for selected key employees to increase their personal financial interest in us, thereby stimulating the efforts of these employees and strengthening their desire to remain with us. The stock option plan permits the award of incentive stock options and non-qualified stock options to directors and eligible officers and key employees. The Board of Directors makes grants under the stock option plan on a discretionary basis, taking into consideration the respective scope of accountability and contributions of each director and employee, including the Chief Executive Officer, to us. In 2009, the Committee did not award any stock options to any of the executive officers or other employees. Since the change in accounting regulations in 2005 regarding expensing stock options, no stock options have been awarded to any individuals.

There is no set time for the awarding of stock options, however, for the years in which options were granted, the options have been granted in January or December. The stock option plan allows for the awarding of stock options, but no set levels of criteria or performance thresholds are necessary before options can be granted. We have no set policy regarding recapturing awards if based on financial results that have been misstated.

Other Elements of Compensation

Each named executive officer is provided with the use of a company vehicle.

On December 18, 2002, the Bank entered into salary continuation agreements with Kenneth D. Hart and Frank Sexton, Jr. The agreement with Mr. Hart provides that the Bank will pay Mr. Hart, upon the termination of his employment on or after his 65th birthday for reasons other than his death, $59,063 per year for 15 years. The agreement with Mr. Sexton provides that the Bank will pay Mr. Sexton, upon the termination of his employment on or after his 65th birthday for reasons other than his death, $40,500 per year for 15 years. The Bank’s Board of Directors has the sole discretion to increase these benefits. The agreements provide for adjusted benefits in the event that employment terminates prior to the individual’s 65th birthday (except for termination for cause) for reasons such as death, disability or a change of control of the Bank. At year-end 2009, if Mr. Hart were to terminate his employment prior to his 65th birthday, his benefit would be $36,977 annually to be paid in 180 month installments over 15 years for a total value of $554,655 (as of November 1, 2009). On January 13, 2010, the Company terminated Mr. Hart’s employment and the salary continuation agreement was forfeited in whole. If Mr. Sexton were to terminate his employment prior to his 65th birthday, his benefit would be $19,979 annually to be paid in 180 month installments for 15 years; total value is $299,685 (as of November 1, 2009).

Compensation Committee Interlocks and Insider Participation

No member of the Personnel Committee is a current or former executive officer or employee of the Company or any of its subsidiaries. In addition, there are no Compensation Committee interlocks with other entities with respect to any such member.

Executive Compensation

The following table shows, for the fiscal years ended December 31, 2009, 2008, and 2007, the cash compensation that we paid to the named executive officers in all capacities in which they served:

Summary Compensation Table

Fiscal Years 2009, 2008 and 2007

Name and Principal Position	Year	Salary ($)	Bonus ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(1)	All Other Compensation ($)(2)	Total ($)

Jonathan H. Mullins (3) President and Chief Executive Officer (From May 19, 2009)	2009	184,119	—	—	8,816	192,935
	—	—	—	—	—	—
	—	—	—	—	—	—

Kenneth D. Hart (4) President and Chief Executive Officer (Retired May 18, 2009)	2009	258,463	—	87,628	13,401	359,492
	2008	234,780	28,174	60,334	11,739	335,027
	2007	225,750	9,030	51,792	11,287	297,859

Frank Sexton, Jr. Executive Vice President and Chief Operating Officer	2009	161,107	—	29,295	8,271	198,673
	2008	146,016	17,522	27,185	7,240	197,963
	2007	140,400	5,616	25,226	6,960	178,202

C. Todd Asbury Executive Vice President, Chief Financial Officer, and Treasurer	2009	153,238	—	—	7,234	160,472
	2008	135,200	16,224	—	6,684	158,108
	2007	114,400	4,576	—	5,620	124,596

(1)	These amounts represent the change in the actuarial present value of the accumulated benefit under the salary continuation agreements for Messrs. Hart and Sexton.
(2)

All benefits that might be considered of a personal nature did not exceed $10,000. All other compensation includes amounts for Mr. Mullins representing matching contributions under the Bank’s defined contribution plan of $8,816; amounts for Mr. Hart representing matching contributions in 2009, 2008, and 2007 under the Bank’s defined contribution plan of $12,527, $11,739, and $11,287, respectively; amounts for Mr. Sexton representing matching contributions in 2009, 2008 and 2007 under the Bank’s defined contribution plan of $7,726, $7,240, and $6,960, respectively; and amounts for Mr. Asbury representing matching contributions in 2009, 2008 and 2007 for the Bank’s defined contribution plan of $7,234, $6,684 and $5,620, respectively.

(3)	Mr. Mullins became President and CEO on May 19, 2009 and his compensation reflects his pay for 2009 including his compensation as a non-named executive officer and also as a named executive officer.
(4)

Mr. Hart retired from his position as President and CEO of the Company and the Bank effective May 18, 2009. Subsequent to this date, Mr. Hart continued to receive his salary through January 13, 2010 at which date employment was terminated by the Company.

Grants of Plan-Based Awards

The named executive officers did not receive any grants of plan-based awards during fiscal 2009.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth for the year ended December 31, 2009, the outstanding equity awards at fiscal year-end to the named executive officers. The named executive officers have not received other stock awards:

Outstanding Equity Awards at Fiscal Year-End 2009

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Option Exercise Price(2) ($)	Option Expiration Date

Jonathan H. Mullins President and Chief Executive Officer	2,860	6.99	12/31/12	(4)
	1,430	6.99	12/31/13	(5)
	5,363	9.44	12/13/14	(6)
	16,087	11.54	12/20/15	(7)

Outstanding Equity Awards at Fiscal Year-End 2009 (continued)

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Option Exercise Price(2) ($)	Option Expiration Date

Kenneth D. Hart Former President and Chief Executive Officer	18,590	5.25	12/31/11	(3)
	10,725	6.99	12/31/12	(4)
	7,150	6.99	12/31/13	(5)
	7,150	9.44	12/13/14	(6)
	21,450	11.54	12/20/15	(7)

Frank Sexton, Jr. Executive Vice President and Chief Operating Officer	14,300	5.25	12/31/11	(3)
	7,150	6.99	12/31/12	(4)
	5,362	6.99	12/31/13	(5)
	5,363	9.44	12/13/14	(6)
	16,088	11.54	12/20/15	(7)

C. Todd Asbury Executive Vice President, Chief Financial Officer and Treasurer	5,362	9.44	12/13/14	(6)
	16,088	11.54	12/20/15	(7)

(1)	The amounts have been adjusted for the 10% stock dividend granted on June 7, 2005 and the 13-for-10 stock split effected in the form of a stock dividend on September 4, 2007.
(2)	Stock options were granted at the fair market value of the shares of Common Stock at the grant dates. The grants are exercisable immediately after they are granted.
(3)	Options were awarded and fully vested on December 31, 2001.
(4)	Options were awarded and fully vested on December 31, 2002.
(5)	Options were awarded and fully vested on December 31, 2003.
(6)	Options were awarded and fully vested on December 13, 2004.
(7)	Options were awarded and fully vested on December 20, 2005.

Option Exercises and Stock Vested

There were no exercises of stock option awards or stock awards that vested for the named executive officers in 2009.

Pension Benefits

The following table sets forth for the year ended December 31, 2009, information with respect to the salary continuation agreements, which provide for payments following retirement.

Pension Benefits

Fiscal Year 2009

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)
Jonathan H. Mullins President and Chief Executive Officer	N/A	—	—

Kenneth D. Hart (2) Former President and Chief Executive Officer	Salary Continuation	N/A	398,166
	Agreement
Frank Sexton, Jr. Executive Vice President and Chief Operating Officer	Salary Continuation Agreement	N/A	211,889

C. Todd Asbury Executive Vice President, Chief Financial Officer and Treasurer	N/A	—	—

(1)

Assumes for Messrs. Hart and Sexton the following: a retirement age of 65, fixed principal payments for 180 months following retirement, at a discount rate of 7.50%. Under APB 12, the interest method of accounting is used.

(2)	Effective upon Mr. Hart’s termination on January 13, 2010, the salary continuation agreement was forfeited and no longer available for future benefit.

For further information on the salary continuation plans of Messrs. Hart and Sexton, please refer to the “Other Elements of Compensation” section above.

Nonqualified Deferred Compensation

We do not have a nonqualified deferred compensation plan for the named executive officers.

Employment or Change in Control Agreements

Neither the Company nor the Bank has entered into an employment agreement or change in control agreement with any of the named executive officers.

Equity Compensation Plan

The following table sets forth information as of December 31, 2009, with respect to compensation plans under which shares of Common Stock are authorized for issuance:

Equity Compensation Plan Information

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (1)
Equity Compensation Plans Approved by Shareholders: 2001 Stock Option Plan
	920,256	$8.77	235,176
Equity Compensation Plans Not Approved by Shareholders (2)
	—	—	—

Total	920,256	$8.77	235,176

(1)

The total number of both the securities to be issued upon exercise of outstanding options, warrants and rights and the securities remaining available for future issuance under equity compensation plans, as well as the weighted average exercise price, reflect the ten percent stock dividend paid on June 7, 2005 and the 13-for-10 stock split effected in the form of a stock dividend on September 4, 2007.

(2)	The Company does not have any equity compensation plans that have not been approved by shareholders.

Certain Relationships and Related Transactions

Certain of our directors and officers and persons with whom they are associated have had, and expect to have in the future, banking transactions with us. Any extensions of credit to our directors and officers are made in the ordinary course of business, were required to be on substantially the same terms, including interest rates and collateral, as comparable transactions to non-related parties at the time of the extension of credit, and did not involve more than the normal risk of collectability or present other unfavorable features, pursuant to Regulation O – Loans to Executive Officers, Directors and Principal Shareholders of Member Banks.

We have not adopted a formal policy that covers the review and approval of related person transactions by our Board of Directors. The Board, however, does review all such transactions that are proposed to it for approval. During such a review, the Board will consider, among other things, the related person’s relationship to us, the facts and the circumstances of the proposed transaction, the aggregate dollar amount of the transaction, the related person’s relationship to the transaction and any other material information. Our Audit Committee has the responsibility to review significant conflicts of interest involving directors or executive officers.

On August 4, 2009, the Company’s Chief Financial Officer, Todd Asbury, purchased from the Bank a foreclosed home in Bristol, Virginia with an appraised value of $370,000. The transaction was accomplished by the transfer to the Bank of Mr. Asbury’s personal residence in Abingdon, Virginia with an appraised value of $253,500 and payment to the Bank of $100,000 in cash. The difference in values ($16,500) was accounted for by the benefit to the Bank of the reduction in its “other real estate owned” due to the cash received by the Bank and the reduced value of the real estate in the Bank’s OREO as a result of the transaction. The Board unanimously approved the transaction which was also reviewed by the Company’s outside counsel.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Brown, Edwards & Company, L.L.P. (“Brown, Edwards”) served as our independent registered public accountants with respect to the audit of our consolidated financial statements for the fiscal year ended December 31, 2009. The Audit Committee has appointed Brown, Edwards as independent registered public accountants to audit our consolidated financial statements for the fiscal year ending December 31, 2010.

Representatives of Brown, Edwards are expected to be present at the Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

AUDIT INFORMATION

The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee charter is attached hereto as Appendix A. The members of the Audit Committee are independent as that term is defined in the NASDAQ Stock Market Listing Rules and applicable SEC regulations.

Fees of Independent Registered Public Accountants

Audit Fees - The aggregate fees billed by Brown, Edwards for professional services rendered for the audit of our annual financial statements for the fiscal years ended December 31, 2009 and 2008, and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings and engagements, for fiscal years ending December 31, 2009 and 2008 were $87,150 and $81,200, respectively.

Audit Related Fees - The aggregate fees billed by Brown, Edwards for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and not reported under the heading “Audit Fees” above for the fiscal years ended December 31, 2009 and 2008 were $15,029 and $11,918, respectively. During 2009 and 2008, these services included the performance of audits of the 401-k benefit plan; assistance with deferred taxes and goodwill, disclosures in Form 10-K, Sarbanes-Oxley Act matters including risk based sample sized, top down and risk-based analysis, teller fraud, option accounting; an assessment of the Bank’s compliance with Bank Secrecy Act regulations, agreed upon procedures related to Virginia Enterprise Zone tax credits, review of a proposed S-1 filing, and accounting consultations regarding the application of generally accepted accounting principles to proposed transactions.

Tax Fees - The aggregate fees billed by Brown, Edwards for professional services for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2009 and 2008 were $11,250 and $9,800, respectively. During 2009 and 2008, these services included preparation of tax returns as necessary and for NPB Capital Trusts I & 2, as well as tax compliance services.

All Other Fees - None.

Pre-Approved Services - All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Brown, Edwards was compatible with the maintenance of that firm’s independence in the conduct of their auditing functions. The Audit Committee has a policy that provides for the pre-approval of all services to be provided by its independent registered public accounting firm. The Audit Committee does not delegate to management its responsibility to pre-approve services performed by the independent registered public accounting firm. All of the services mentioned above were pre-approved by the Audit Committee.

Audit Committee Report

The Audit Committee has furnished the following report:

Management is responsible for our internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. Our independent public accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

In this context, the Audit Committee has reviewed and discussed with management and Brown, Edwards, our independent public accountants for 2009, the audited financial statements. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.

The Audit Committee has discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Professional Standards), as amended, including its judgments about the quality, not just the acceptability, of our accounting principles and underlying estimates in our consolidated financial statements; all critical accounting policies and practices to be used; all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with our management; and other material written communication between the independent public accountants and our management, such as any management letter or schedule of unadjusted differences.

In addition, the Audit Committee has received from the independent public accountants the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and discussed with them their independence from us and our management. Moreover, the Audit Committee has considered whether the independent public accountants’ provision of other non-audit services to us is compatible with maintaining their independence from us.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the Securities and Exchange Commission. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Members of the Audit Committee

John D. Cox

Charles H. Gent, Jr.

Harold Lynn Keene (Chairman)

B. Scott White

PROPOSALS FOR 2011 ANNUAL MEETING OF SHAREHOLDERS

As discussed above under “Director Nomination Process,” our Bylaws prescribe the procedures that a shareholder must follow to nominate a director. For a shareholder to nominate a candidate for director at the 2011 Annual Meeting of Shareholders, notice of the nomination must be received by our Secretary no later than March 2, 2011. The notice must describe various matters regarding the nominee and the shareholder giving the notice. Any shareholder may obtain a copy of our Bylaws, without charge, upon written request to our Secretary.

In accordance with SEC regulations, if any shareholder intends to present a proposal to be considered for inclusion in our proxy materials for our 2011 Annual Meeting, the proposal must be in proper form and must be received at our principal executive offices at 67 Commerce Drive, Honaker, Virginia 24260, no later than November 30, 2010.

In accordance with our Bylaws, if any shareholder intends to present a proposal (other than a director nomination) at the 2011 Annual Meeting of Shareholders outside of the proxy statement process, notice of the shareholder’s intention to present the proposal must be received by our Secretary no later than March 2, 2011. The notice must include a description of the proposed business, the reasons therefor, and other specified matters. The proxy solicited by the Board of Directors for the 2011 Annual Meeting will confer discretionary authority to vote on any shareholder proposal presented at the meeting if we have not received notice of such proposal by March 2, 2011, in writing delivered to our Secretary.

OTHER MATTERS

OUR 2009 ANNUAL REPORT TO SHAREHOLDERS (THE “ANNUAL REPORT”) AND THE ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2009 (THE “FORM 10K”), AS FILED WITH THE SEC IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2009 (EXCLUDING EXHIBITS) (THE “FORM 10-K”), IS ALSO BEING MAILED WITH THIS PROXY STATEMENT AS FILED WITH THE SEC. A COPY OF THE FORM 1O-K MAY ALSO BE OBTAINED WITHOUT CHARGE BY WRITING TO OUR SECRETARY, WHOSE ADDRESS IS POST OFFICE BOX 1810, HONAKER, VIRGINIA 24260.

APPENDIX A

New Peoples Bankshares, Inc.

AUDIT COMMITTEE CHARTER

Revised September 2009

Audit Committee Approved September 2009

BOD Approved September 2009

Purpose

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight of (1) the integrity of the Company’s financial statements and its financial reporting and disclosure practices, (2) the appointment, compensation, and oversight of the independent accountants of the Company, (3) the soundness of the Company’s systems of internal controls regarding finance and accounting compliance, (4) the independence and performance of the Company’s internal audit staff, and (5) compliance with applicable legal, ethical, and regulatory requirements.

The committee may adopt such policies and procedures as it may deem necessary or appropriate to carry out its responsibilities under this charter.

Composition

The Audit Committee shall be composed of at least three, and no more than five, independent board members, designated by the full Board of Directors. Committee members shall be independent of the management of the Company and free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment. Independence will be determined in accordance with SEC and Nasdaq standards relating to audit committee members. Committee membership standards will be maintained in accordance with applicable banking laws and regulations. The members of the committee may designate a Chair by majority vote of the full committee membership.

Each committee member shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.

Meetings

The Audit Committee shall meet at least quarterly. Additional meetings shall be scheduled as considered necessary by the committee or at the request of the independent accountants or the internal auditors. The committee may ask members of management or others to attend the meeting and provide pertinent information as necessary. The Audit Committee may also periodically meet separately in private sessions with management, the internal auditor, and the independent auditor. Committee meeting agendas shall be prepared with input from committee members. The committee shall maintain minutes or other records of meetings and activities of the audit committee. The committee, through the committee Chair, shall report periodically, as deemed necessary, but at least semiannually, to the full board.

Responsibilities and Duties

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality. Accordingly, the following will be included in the responsibilities of the audit committee:

A.

Review and assess the Company’s system of internal controls for detecting accounting and financial reporting errors, fraud and defalcations, legal violations, and non-compliance with the corporate code of conduct.

B.	Review and assess the Company’s system relating to compliance with laws and regulations to which it is subject.

C.	Review and assess the Company’s system of loan review for compliance with the loan policy, ensuring the quality of loans, and the adequacy of the allowance for loan losses.

D.

Review reports and disclosures of insider and affiliated party transactions and pre-approve all such transactions required to be approved pursuant to the listing standards of the NASDAQ Stock Market, Inc.

E.

Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

F.

Review the effectiveness of the Company’s system for monitoring compliance with laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) of any instances of noncompliance.

To fulfill its responsibilities and duties the audit committee shall:

1.	Provide and maintain an open avenue of communication between management, the internal auditor, the independent accountants, the loan review officer, the compliance officer and the Board of Directors.

2.

Review and assess the adequacy of the committee charter annually, or as conditions dictate, requesting board approval for proposed changes, and ensure appropriate disclosure as may be required by law or regulation.

3.

The Audit Committee shall have the sole authority to select, evaluate and, where appropriate, replace the independent auditor. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

4

Pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent accountants, subject to the de minimus exceptions for permissible non-audit services that are subsequently approved by the committee. (The committee may delegate to one or more designated members of the committee the authority to grant such pre-approvals.)

5	Review the independence, qualifications, and performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

6

Obtain a formal written statement from the external auditors consistent with standards set by the Independence Standards Board. Additionally, discuss with the auditors any relationships or non-audit services that may affect their objectivity or independence.

7.

Provide a medium for the external auditors to discuss with the audit committee their judgments about the quality, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Company.

8.	Prepare a report to be included in the proxy statement that discloses the following:

•	Whether the audit committee has reviewed and discussed the audited financial statements with management.

•	Whether the audit committee has discussed with the independent auditors the matters required to be discussed by SAS No. 61, Communication with Audit Committees, as amended.

•

Whether the audit committee has received the written disclosures and the letter from the independent auditors required by ISB Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the auditors the auditor’s independence.

•

Whether the audit committee, based on the above reviews and discussions, recommended to the Board of Directors that the audited financial statements be included in the Company’s Form 10-K for the last fiscal year.

•	Name of each member of the audit committee.

9.	Consider and review the budget and staffing for the internal audit department, and concur in the appointment, replacement, reassignment or dismissal of the internal audit positions.

10.

Review the internal audit and the loan review functions, including the independence and authority of their reporting obligations, the proposed plans for the coming year, and the coordination of such plans with the independent auditors.

11.

Review with the internal audit staff, the loan review officer, and the independent accountant the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

12.

Review any related significant findings and recommendations of the independent accountant, internal auditors, loan review officer, and the compliance officer together with management’s responses thereto.

13.	The audit committee shall report to the Board of Directors any significant findings and required actions.

14.	Consider and review with the independent accountant and the internal auditors the adequacy of the Company’s internal controls including computerized information system controls and security.

15.

Review with management and the independent accountants the annual financial statements before they are released to the public or filed with the SEC, including, without limitation, significant accounting principles, financial reporting issues and judgments made in connection with the preparation of the financial statements, critical accounting practices and practices to be used, and alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

16.

Review with management and the independent accountants, if deemed necessary by the audit committee, the 10-Q prior to its filing or prior to the release of earnings. The Chair of the committee may represent the entire committee for purposes of this review.

17.

Review disclosures made by the CEO and CFO during the Forms 10-K and 10-Q certification process concerning significant deficiencies in the design or operation of internal controls or any fraud that involves management or other employees who have a significant role in the Company’s internal controls.

18.

Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent accountants, management, regulatory examiners, or the internal auditing department.

19.

Consider and review with management, the independent accountants, and the internal audit staff any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information, and any changes required in the planned scope of their audit plan.

20.

Have the power to conduct or authorize investigations into any matters within the committee’s scope of responsibilities, and be empowered to retain independent counsel, accountants, or others to assist in the conduct of any investigation. The Audit Committee shall have appropriate funding to pay for its investigations or use of advisors and any other administrative needs of the committee.

21.

Establish and maintain procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by the employees of the Company of concerns regarding questionable accounting or auditing practices.

22.	Perform such other functions as it deems appropriate to further the purposes of this charter and as may be assigned by law, the Company’s charter or bylaws, or the Board of Directors.

23.

Ensure compliance with the Sarbanes Oxley Act of 2002 by establishing procedures within the internal audit department to document the control framework and test the system of internal controls to prevent and/or detect material weaknesses or deficiencies which may result in material misstatements of the company’s financial statements. Testing of key control areas will be conducted throughout the year to determine that the bank is in compliance with Sarbanes Oxley standards.

APPENDIX B

NEW PEOPLES BANKSHARES, INC.

CODE OF ETHICS

General

The purpose of this Code of Ethics is to establish certain standards of conduct for the directors and executive and senior financial officers, and individuals performing similar functions, of New Peoples Bankshares, Inc. and its subsidiaries. The Company expects the highest possible ethical conduct from these individuals in order to merit and maintain the complete confidence and trust of its customers, its shareholders and the public in general, and compliance with this Code is mandatory. The intent of this Code is to support a culture of transparency, integrity and honesty.

This Code is intended to supplement the requirements of the code of conduct that is applicable to all of the Company’s directors, officers and employees.

Standards

Honest and Ethical Conduct- This Code requires the Company’s directors and executive and senior financial officers to exercise honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interests between personal and professional relationships.

Conflicts of interest are prohibited as a matter of Company policy. A “conflict of interest” exists when an officer’s private interest interferes or conflicts in any way (or even appears to interfere or conflict) with the interests of the Company. A conflict situation can arise when an officer takes actions or has interests that may make it difficult to perform his work for the Company objectively and effectively. Conflicts of interest may also arise when a director or an officer, or a member of his family, receives improper personal benefits as a result of his position with or in the Company, whether from a third party or from the Company. If a question arises as to the existence of a conflict of interest, the director or officer should bring it to the prompt attention of the Audit Committee of the Company’s Board of Directors.

In addition, directors and officers are prohibited from taking for themselves personally opportunities that properly belong to the Company or are discovered through the use of corporate property, information or position without the consent of the Audit Committee of the Board of Directors. No director or officer may use corporate property, information or position for improper personal gain. No director or officer may compete with the Company directly or indirectly. Directors and officers owe a duty to the Company to advance the Company’s legitimate interests when the opportunity to do so arises.

Each director and officer is further expected to deal fairly with the Company’s customers, vendors, competitors, officers and employees. No director or officer should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other unfair dealing practices.

Full and Fair Disclosure - This Code requires the Company’s directors and executive and senior financial officers to promote full, fair, accurate, timely and understandable disclosure in the reports that the Company files with the Securities and Exchange Commission and in other public communications. As a public company, it is of critical importance that the Company’s filings with the Securities and Exchange Commission be accurate and timely. The Company expects its directors and officers to take very seriously their responsibility to provide necessary information to assure that the Company’s public reports are complete, fair and understandable and to provide prompt accurate answers to any inquiry related to the Company’s public disclosure requirements.

All of the Company’s books, records, accounts and financial statements must be maintained in reasonable detail, must appropriately reflect the Company’s transactions and must conform both to applicable legal requirements and to the Company’s system of internal controls. Unrecorded or “off the books” funds or assets should not be maintained unless permitted by applicable law or regulation. Directors and officers must not make a deliberate misrepresentation concerning the Company or its business operations. No director or officer shall create, or assist another in creating, a false or misleading entry on the Company’s books or records.

In addition, directors and officers must make open and full disclosures to, and have honest discussions with, the auditor of the Company’s financial statements. Directors, officers, and any other persons acting under their direction, are prohibited from taking any action to fraudulently influence, coerce, manipulate or mislead any independent public accountant engaged to perform audit or non-audit services for the Company.

Compliance with Law - This Code requires the Company’s directors and executive and senior financial officers to comply with applicable governmental laws, rules and regulations. Directors and officers are expected to understand, respect and comply with all of the laws, regulations, policies and procedures that apply to them in their position within the Company.

Reporting of Violations - This Code requires the Company’s directors and executive and senior financial officers to adhere to prompt internal reporting of violations of this Code to appropriate persons.

Directors or officers who suspect or discover any other director or officer engaging in any illegal or unethical act have the responsibility to promptly notify the Audit Committee of the Board of Directors. Such communication will be kept confidential to the extent possible. The Company will not permit retaliation against any employee for reports of breaches of this Code.

Accountability - This Code requires the Company’s directors and executive and senior financial officers to maintain accountability for adherence to this Code. It is the responsibility of each director and officer to be familiar with this Code. The Audit Committee of the Board of Directors is expected to make every reasonable effort to ensure that each director and officer complies with the provisions of this Code.

Officers who violate this Code may be subject to discipline, up to and including, but not limited to, dismissal from employment. Directors may be asked to resign from the Board. Any such action shall be reasonably designed to deter wrongdoing and to promote accountability for adherence to this Code

Disclosures - The Company will make a copy of this Code publicly available through the Company’s internet site or as an exhibit to its Annual Report on Form 10-K.

The Audit Committee of the Board of Directors shall consider any request for a waiver of this Code. The Company must promptly disclose any waiver of this Code to all of its shareholders as required by the rules of the Securities and Exchange Commission.

New Peoples Bankshares, Inc.

Annual Meeting of Shareholders – May 20, 2010

Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints John Cox and Charles Gent, Jr., jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated below and upon any and all other matters that may properly be brought before such meeting, all shares of Common Stock held of record by the undersigned on March 31, 2010, at the Annual Meeting of Shareholders of New Peoples Bankshares, Inc. (the “Company”), to be held at the main office of New Peoples Bank, 53 Commerce Drive, Honaker, Virginia on May 20, 2010, at 6:00 p.m. local time, or any adjournments thereof (the “Annual Meeting”), for the following purposes:

1.	To elect as directors, Tim W. Ball, Michael G. McGlothlin, Bill Ed Sample, and B. Scott White for terms of three years each expiring at the 2013 annual meeting of shareholders.

☐	FOR nominees	☐	WITHHOLD AUTHORITY to
	(except as written on the line below)		vote for all nominees listed above

(INSTRUCTION: To withhold authority to vote for any individual nominee listed above, write that nominee’s name on the space provided below.)

The Board of Directors recommends a vote “FOR” all the nominees.

2.	To transact such other business as may properly come before the Annual Meeting.

[CONTINUED ON BACK]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1 AND ON OTHER MATTERS BY THE PROXY AGENTS IN ACCORDANCE WITH THEIR BEST JUDGMENT.

Date: / / 2010

Sign Here
Sign Here
Sign Here
Sign Here

(If signing as Attorney, Administrator, Executor, Guardian or Trustee, please add your title as such.)

PLEASE MARK, SIGN EXACTLY AS YOUR NAME APPEARS ON CERTIFICATE, DATE

AND RETURN PROMPTLY. JOINT OWNERS MUST EACH SIGN.

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